EXHIBIT 10.6

BARAKETT CONSULTING AGREEMENT

This consulting agreement (“Agreement”) is made and entered into as of June 19, 2019 by and among NMG Long Beach, LLC, a California limited liability company (“Company”) and David Barakett, an individual (the “Consultant”).

WHEREAS, in order to achieve its corporate and business objectives, the Company desires to retain an experienced and knowledgeable management consultant who will be principally responsible for providing advisory services to the Company.

WHEREAS, subject to the terms and conditions hereof, the Consultant desires to provide such consulting services to the Company.

NOW THEREFORE BE IT RESOLVED, that in consideration and mutual covenants herein contained the parties hereto agree as follows:

1.	SERVICES

1.1	The Company hereby engages and authorizes the Consultant to perform the following duties in accordance with the terms of this Agreement:

(a)	To provide advisory services to the Company as requested by the Managers of the Company and as agreed to by the Consultant.

(b)	Provide on-going advice concerning the best strategy to maximize value of the Company.

(c)	Provide advice and assistance to complete corporate transactions.

1.2	The Consultant’s hours of work shall be such as may be necessary to properly discharge the Consultant’s duties to the reasonable satisfaction of the Company when asked to do so by the management of the Company.

2.	COMPENSATION TO THE CONSULTANT

2.1	Company shall pay to Consultant a total of Two Hundred Thousand Dollars ($200,000.00) for the services to be provided by the Consultant as follows: (i) Fifty Thousand Dollars ($50,000) is to be paid to Consultant upon execution of this Agreement (the “Initial Payment”); and (ii) Thirty Thousand Dollars ($30,000.00) shall be payable on each of the one month, two month three month, four month, and five month anniversaries of the Initial Payment.

2.2	The Consultant will be responsible for all of the Consultant’s own expenses and costs, including the engagement of any support or office personnel, incurred in carrying out the Consultant’s duties, with the exception of those expenses stated in this Agreement that are the responsibility of the Company or unless expenses are agreed to in writing by management of the Company in advance of incurring such expenses and costs. The Consultant shall therefore not be an agent of the Company, and the Consultant’s authority to bind the Company shall be expressly limited as provided for herein.

2.3	The Company agrees to reimburse the Consultant upon presentation of invoices for reasonable expenses which may be pre-authorized by the Company from time to time.

3.	RESPONSIBILITY OF THE CONSULTANT

3.1	The duties to be performed by the Consultant, as set forth in this Agreement, shall be performed to in a commercially reasonable manner and to the extent consistent with applicable law.

3.2	The Consultant is aware and acknowledges that all of the Consultant’s activities shall be conducted in compliance with the all applicable laws and regulations of the applicable regulatory bodies under whose jurisdictions the Consultant’s activities fall.

3.3	Notwithstanding anything contained herein, the Consultant, shall, in the performance of the Consultant’s duties be, at all times, an independent contractor and the Consultant shall carry out such duties at the Consultant’s own risk.

4.	TERM

4.1	This Agreement will become effective from the Initial Payment date and shall continue until the final payment is made in accordance with Section 2.1.

5.	SEVERABILITY

5.1	The Company and the Consultant hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law, and that if any sentence(s), paragraph, clause, or combination of the same is in violation of the law of any jurisdiction where applicable, such sentence(s), paragraph, clause or combination of the same alone shall be void in the jurisdiction where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding upon the parties hereto. The parties further acknowledge that it is their intention that the provisions of this Agreement be binding only to the extent that they may be lawful under existing applicable laws, and in the event that any provision of this Agreement is determined by a court of law to be overly broad or unenforceable, the valid provisions shall remain in full force and effect.

6.	DISCLOSURE OF CONFIDENTIAL INFORMATION

6.1	During the term of this Agreement, the Consultant will have access to confidential information consisting of the following categories of information (collectively, the “Trade Secrets”):

(a)	Financial information, such as the Company’s earnings, assets, debts, prices, pricing structure, volumes of purchases or sales or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas or time periods;

(b)	Marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, performance forecasts or results of marketing efforts or information about impending transactions;

(c)	Personnel information, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, termination or reasons thereof, training methods, performance, or other information such as personal or medical histories; or

(d)	Current shareholders lists, investors, contacts such as registered representatives/stockbrokers or potential investors, and officers and directors of the Company or any affiliated companies.

6.2	The Company and the Consultant shall consider their relationship as one of mutual trust and confidence with respect to the Trade Secrets. Therefore, during the term of this Agreement, and for a period of one year thereafter, the Consultant agrees to:

(a)	Except as subject to section 6.3 of this Agreement, hold all such information in confidence and not to divulge, communicate or transmit it to others, or make any unauthorized copy or use of such information in any capacity either personal or business related to that of the Company;

(b)	Use the Trade Secrets only in the furtherance of proper Company-related reasons for which such information is disclosed or discovered; and

(c)	Take all reasonable action that the Company deems necessary or appropriate to not allow unauthorized use or disclosure of the Company’s Trade Secrets, and to protect the Company’s interest in the Trade Secrets.

6.3	The provisions set forth in this Article 6, DISCLOSURE OF CONFIDENTIAL INFORMATION, do not apply to:

(a)	Information that has become public through disclosure of and by the Company;

(b)	Information that, by means other than the Consultant’s deliberate or inadvertent disclosure, becomes well known or easily ascertainable to the public or to companies that compete directly with the Company;

(c)	Disclosure compelled by judicial or administrative proceedings; and

(d)	Information already known by Consultant and/or Consultant’s personnel.

7.	ENUREMENT AND NOTICES

7.1	The parties acknowledge that this Agreement shall be subject to approval of such regulatory authorities as may have jurisdiction over the transactions herein contemplated.

7.2	This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective legal personal representatives, successors and assigns. However, being in the nature of a personal service contract on the part of the Consultant, this Agreement shall not be assigned by the Consultant, nor shall the Consultant subcontract the performance of the Consultant’s obligations under this Agreement, nor shall the obligations of the Consultant under this Agreement be performed by another, without the prior written consent of the Company.

7.3	Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by facsimile, courier or mail to the following co-ordinates, or such other co-ordinates as either party may give to the other in writing.

8.	EXCLUSIVITY

8.1	The Company acknowledges that the covenants set forth in the Agreement will not in any way preclude the Consultant from engaging in a lawful profession, trade or business of any kind or from becoming gainfully employed or retained, and furthermore, that during the term of this Agreement, the Company agrees that the Consultant is not bound exclusively to the Company, and may provide similar services to other public or private companies of the Consultant’s choice.

9.	MISCELLANEOUS

9.1	This Agreement shall be construed and enforced in accordance with the laws of the State of California.

9.2	Any reference herein to an “affiliate” of a person or Company shall include any majority-owned subsidiary of such person or Company, or any other person or Company who controls, is controlled by, or is under common control with, in each case indirectly, such person or Company.

9.3	If any provisions hereof shall be determined to be void or unenforceable, the remaining provisions hereof nonetheless remain in full force and effect.

9.4	This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, nor may any provisions hereof be waived, except in writing, duly executed by each party potentially adversely affected by any modification, and by each party waiving any rights hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

David Barakett “Consultant”	NMG Long Beach, LLC (“Company”)

/s/ David Barakett	By:	/s/ Stephen ‘Trip’ Hoffman
David Barakett		Trip Hoffman
Authorized Signatory